EXHIBIT 99.1

TAYLOR CAPITAL GROUP, INC.

REPORTS RESULTS FOR FIRST QUARTER OF 2004

Rosemont, IL -- April 21, 2004 -- Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today reported net income for the first quarter of 2004 of $4.1 million, or $0.34 per diluted common share, compared to net income of $5.1 million, or $0.45 per diluted common share during the first quarter of 2003. Net income during the first quarter of 2003 reflected the impact of a $2.1 million pre-tax non-recurring reimbursement of legal fees.

Total assets were $2.72 billion at March 31, 2004, an increase of $114.2 million, or 4.4%, over total assets at December 31, 2003. Assets increased during the first quarter of 2004 driven by commercial loan growth of $75.1 million, or 4.7%, as well as additions to the investment securities portfolio. Total investment securities were $577.5 million at March 31, 2004, an increase of $89.2 million, or 18.3% as compared to December 31, 2003.

"Our business banking strategy is producing new core customers and solid loan growth, however, this extended period of historically low interest rates and margin pressure demands that we rigorously manage our operating efficiency," said Jeffrey W. Taylor, Chairman of Taylor Capital Group. "We are committed to taking the steps necessary to increase our operating efficiency and improve our financial performance."

Net Interest Income

Net interest income was $23.1 million during the first quarter of 2004 compared to $24.2 million during the same quarter in 2003, a decrease of $1.1 million or 4.5%. Net interest income for the fourth quarter of 2003 was $23.5 million, or $423,000 higher than in the first quarter 2004. Our net interest income has declined, despite the increase in average interest-earning assets, because of compression in our net interest margin. The net interest margin, which is calculated by dividing taxable equivalent net interest income by average interest-earning assets, was 3.73% during the first quarter of 2004 compared to 3.89% in the fourth quarter of 2003 and 4.13% during the first quarter in 2003.

The ongoing low interest rate environment has had a continuing negative impact on our net interest margin. The yield on our interest-earning assets has declined as we reinvest cash flows from loan and securities repayments at today's lower interest rates. Additionally, over the last year, floating-rate loans have increased almost $200 million, while fixed-rate loans have declined approximately $70 million. This trend is primarily attributable to our greater focus on business banking. The yield on interest-earning assets declined 14 basis points from the fourth quarter of 2003 and 68 basis points from the first quarter of 2003. At the same time, the rate paid on our interest-bearing liabilities in the first quarter of 2004 was essentially unchanged from the fourth quarter of 2003 and declined only 33 basis points from the first quarter of 2003.

"Our balance sheet has been and remains structured to increase our net interest income earnings stream in a rising rate environment," said Bruce W. Taylor, President and CEO of Cole Taylor Bank. "Just as we balance the management of credit risk against the desire for loan growth, we balance the prospect of interest rates increasing in the future with current earnings."

Average interest-earning assets were $2.52 billion during the first quarter of 2004 compared to $2.44 billion during the fourth quarter in 2003 and $2.40 billion during the first quarter of 2003, representing increases of $78.2 million and $118.2 million, respectively. The higher volume of interest-earning assets during the first quarter of 2004 was primarily produced by higher average loan balances, which increased $66.5 million, or 3.5%, to $1.97 billion in the first quarter of 2004 as compared to the fourth quarter of 2003.

The following table presents the tax equivalent yield on average interest-earning assets and rates paid on average interest-bearing liabilities for the periods indicated. The table adjusts tax-exempt interest income on an equivalent before-tax basis assuming an effective tax rate of 35%.

	Tax Equivalent Yield or Rate
	2004 First Quarter	2003 Fourth Quarter	2003 Third Quarter	2003 Second Quarter	2003 First Quarter
INTEREST-EARNING ASSETS:
Investment securities	4.26%	4.50%	4.70%	5.02%	5.40%

Cash equivalents	0.97	0.96	0.95	1.16	1.19

Loans:
Commercial and commercial real estate	5.37	5.50	5.74	5.91	5.99
Residential real estate mortgages	5.48	5.29	5.71	5.89	6.51
Home equity and consumer	4.94	4.92	4.87	5.06	5.21

Net loans, including loan fees	5.52	5.70	6.02	6.00	6.12
Total interest-earning assets (tax equivalent)	5.23	5.37	5.62	5.72	5.91

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits:
Interest-bearing demand deposits	0.69	0.71	0.76	0.94	0.90
Savings deposits	0.31	0.32	0.36	0.40	0.44
Time deposits	2.26	2.32	2.42	2.56	2.79
Total interest-bearing deposits	1.61	1.61	1.73	1.87	1.97
Short-term borrowings	0.87	0.83	0.83	1.09	1.08
Notes payable and FHLB advances	4.32	4.06	4.06	3.76	4.20
Junior subordinated debentures	11.11	11.15	11.15	11.54	10.75
Total interest-bearing liabilities	1.88	1.89	1.98	2.10	2.21

Net interest spread (tax equivalent)	3.35%	3.48%	3.64%	3.62%	3.70%
Net interest margin (tax equivalent)	3.73%	3.89%	4.04%	4.00%	4.13%

Noninterest Income

The following table presents the major categories of noninterest income for the periods indicated:

	For the Three Months Ended
	March 31, 2004	Dec. 31, 2003	March 31, 2003
	(in thousands)
Service charges	$2,783	$2,924	$3,148
Trust and investment management fees	1,238	1,350	1,063
Other noninterest income	654	665	324
Total noninterest income	$4,675	$4,939	$4,535

The decrease in service charges relates primarily to commercial service charge income, as the Company exited selected low-margin cash management accounts.

Noninterest Expense

The following table presents the major categories of noninterest expense for the periods indicated:

	For the Three Months Ended
	March 31, 2004	Dec. 31, 2003	March 31, 2003
	(in thousands)
Salaries and employee benefits	$10,731	$9,424	$10,839
Occupancy of premises, furniture and equipment	2,942	2,925	2,390
Lease abandonment charge	--	3,534	--
Holding company legal fees, net	162	160	(1,645)
Bank legal fees, net	167	491	629
Advertising and public relations	422	484	1,330
Corporate insurance	622	646	833
Computer processing	434	531	498
Other noninterest expense	3,303	4,350	3,576
Total noninterest expense	$18,783	$22,545	$18,450

Total direct operating expenses for the first quarter of 2004 held relatively steady in comparison to prior quarters. The fourth quarter of 2003 included a lease abandonment charge of $3.5 million related to our move to the Rosemont corporate center. The first quarter of 2003 included a $2.1 million non-recurring reimbursement of holding company legal fees. The impact of the reimbursement was partly offset by an extensive advertising campaign in the first quarter of 2003. A similar level of TV advertising is not expected to be repeated in 2004. The higher salaries and benefits expense in the first quarters of 2004 and 2003 as compared to the fourth quarter of 2003 was due to higher employment taxes and incentive accruals. Salaries and benefits expense in the fourth quarter of 2003 reflected an adjustment to significantly reduce incentive compensation for 2003.

Loan Portfolio

The following table presents the composition of the loan portfolio as of the dates indicated:

	March 31, 2004	December 31, 2003
	(in thousands)
Commercial and industrial	$604,567	$589,987
Commercial real estate secured	656,584	642,364
Real estate-construction	410,600	364,294
Residential real estate mortgages	76,302	86,710
Home equity loans and lines of credit	243,559	253,006
Consumer	22,929	24,636
Other loans	3,457	1,330
Gross loans	2,017,998	1,962,327
Less: Unearned discount	(282)	(319)
Total loans	$2,017,716	$1,962,008

Total loans increased by $55.7 million, or 2.8% to $2.02 billion at March 31, 2004. The increase was primarily in real estate construction loans. Total commercial loans, which includes commercial and industrial, commercial real estate secured and real estate construction, grew $75.1 million, or 4.7% during the first quarter 2004. Total consumer-oriented loans, which includes residential real estate mortgages, home equity loans and lines of credit and consumer loans, decreased $21.6 million, or 5.9%, primarily as a result of the run off of loans originally sourced through brokers. The amount of total consumer-oriented loans originally sourced through brokers declined from 44.1% of total consumer loan balances at December 31, 2003 to 41.4% at March 31, 2004.

Loan Quality and Nonperforming Assets

The following table presents the amounts of nonperforming assets and other related data as of the dates indicated:

	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	Mar. 31, 2003
	(dollars in thousands)
Loans contractually past due 90 days or more but still accruing interest	$3,092	$4,728	$4,958	$3,498	$4,011
Nonaccrual loans	14,590	18,056	14,271	14,021	11,839
Total nonperforming loans	17,682	22,784	19,229	17,519	15,850
Other real estate owned	1,563	141	897	1,550	602
Other repossessed assets	33	23	21	32	--
Total nonperforming assets	$19,278	$22,948	$20,147	$19,101	$16,452

Nonperforming loans to total loans	0.88%	1.16%	1.02%	0.92%	0.84%
Nonperforming assets to total loans plus repossessed property	0.95%	1.17%	1.07%	1.00%	0.87%
Nonperforming assets to total assets	0.71%	0.88%	0.78%	0.72%	0.64%

Restructured loans not included in nonperforming assets	$--	$130	$175	$1,216	$--
Impaired loans	$17,057	$24,347	$31,216	$21,063	$23,353

The level of nonperforming loans decreased to $17.7 million at March 31, 2004, or 0.88% of total loans, from $22.8 million, or 1.16% of total loans, at December 31, 2003. The level of impaired loans also declined at March 31, 2004 compared to prior quarter ends.

Allowance for Loan Losses

The following table presents the activity in our allowance for loan losses and other related data for the periods indicated:

	For the Quarter Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2004	2003	2003	2003	2003
	(dollars in thousands)
Average total loans	$1,970,937	$1,904,430	$1,898,504	$1,913,540	$1,877,768
Total loans at end of quarter	$2,017,716	$1,962,008	$1,890,783	$1,905,862	$1,884,744
Allowance for loan losses:
Allowance at beginning of quarter	$34,356	$34,502	$36,157	$35,697	$34,073
Charge-offs	(2,206)	(3,066)	(4,740)	(1,329)	(813)
Recoveries	325	220	385	256	137
Net charge-offs	(1,881)	(2,846)	(4,355)	(1,073)	(676)
Provision for loan losses	2,750	2,700	2,700	1,533	2,300
Allowance at end of quarter	$35,225	$34,356	$34,502	$36,157	$35,697

Net charge-offs to average total loans	0.38%	0.60%	0.92%	0.22%	0.14%
Allowance to total loans at end of quarter	1.75%	1.75%	1.82%	1.90%	1.89%
Allowance to non-performing loans	199.21%	150.79%	179.43%	206.39%	225.22%

Our allowance for loan losses was $35.2 million at March 31, 2004, or 1.75% of end-of-period loan balances and 199.21% of non-performing loans. At December 31, 2003, the allowance for loan losses was $34.4 million, which represented 1.75% of end-of-period loan balances and 150.79% of non-performing loans.

Net charge-offs for the first quarter of 2004 were $1.9 million, or 0.38% of average loans on an annualized basis. In comparison, net charge-offs as a percentage of average total loans were 0.47% for the year ended December 31, 2003. Our provision for loan losses during the first quarter of 2004 was $2.75 million, a $450,000, or 19.6%, increase from the $2.30 million provision during the same quarter in 2003 and $50,000 higher than the $2.70 million provision in the fourth quarter of 2003. The increased provision in the last three quarters was primarily attributable to loan growth as well as higher net charge-offs during the last half of 2003. The impact of net charge offs and loan growth was partially offset by the improvement of certain qualitative factors used in estimating the adequacy of the allowance for loan losses.

Funding Liabilities

Total deposits were $2.08 billion at March 31, 2004, an increase of $69.0 million, or 3.4%, as compared to $2.01 billion at year-end 2003. Our short-term borrowings, which are comprised primarily of securities sold under agreements to repurchase, increased $54.3 million to $273.4 million at March 31, 2004 as compared to $219.1 million at December 31, 2003. The majority of the increase in funding in 2004 came from wholesale funding sources a portion of which was obtained to support expansion of the investment portfolio.

The following table presents the distribution of our average deposit account balances during each of the quarterly periods indicated:

	For the Quarter Ended
	March 31, 2004		December 31, 2003		March 31, 2003
	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits
	(dollars in thousands)
Noninterest-bearing demand deposits	$408,822	20.1%	$430,027	21.7%	$374,213	19.3%
Interest-bearing demand deposits	561,147	27.5	567,427	28.7	571,191	29.4
Savings deposits	91,161	4.5	90,833	4.6	89,766	4.6
Time deposits:
Certificates of deposit	597,324	29.3	565,951	28.6	552,192	28.4
Brokered certificates of deposit	316,698	15.5	269,061	13.6	275,060	14.2
Public Funds	63,006	3.1	56,254	2.8	79,285	4.1
Total time deposits	977,028	47.9	891,266	45.0	906,537	46.7
Total deposits	$2,038,158	100.0%	$1,979,553	100.0%	$1,941,707	100.0%

Taylor Capital Group, Inc. is a bank holding company headquartered in Rosemont, Illinois, a suburb of Chicago. The Company derives virtually all of its revenue from its subsidiary, Cole Taylor Bank, which presently operates 10 banking centers throughout the Chicago metropolitan area.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "could" and "estimate" and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2004 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if historically low interest rates continue or if interest rates fluctuate as well as the effect of any imbalances in the interest rate sensitivities of our assets and liabilities; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb potential losses in our loan portfolio; possible volatility in loan charge-offs and recoveries from quarter to quarter; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; the risks associated with our reliance on third party professionals who provide certain financial services to our customers; changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in our December 31, 2003 Annual Report on Form 10-K under the caption "Risk Factors".

You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

Contact:

For Taylor Capital Group, Inc.

Heidi Hookstadt (847-653-7555)

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) March 31, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$56,375	$88,504
Investment securities	577,480	488,302
Loans, net of allowance for loan losses of $35,225 and $34,356 at March 31, 2004 and December 31, 2003, respectively	1,982,491	1,927,652
Premises, leasehold improvements and equipment, net	19,868	20,548
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	12,175	12,058
Other real estate and repossessed assets, net	1,596	164
Goodwill	23,354	23,354
Other assets	44,515	43,074

Total assets	$2,717,854	$2,603,656

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$429,452	$445,193
Interest-bearing	1,652,618	1,567,891
Total deposits	2,082,070	2,013,084
Short-term borrowings	273,397	219,108
Accrued interest, taxes and other liabilities	38,825	39,479
Notes payable and FHLB advances	95,500	110,500
Junior subordinated debentures	46,400	45,000
Total liabilities	2,536,192	2,427,171

Stockholders' equity:
Preferred stock	38,250	38,250
Common stock	98	98
Surplus	144,165	143,918
Unearned compensation - stock grants	(1,113)	(1,138)
Retained earnings (deficit)	599	(2,106)
Accumulated other comprehensive income	6,720	4,520
Treasury stock	(7,057)	(7,057)
Total stockholders' equity	181,662	176,485

Total liabilities and stockholders' equity	$2,717,854	$2,603,656

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	(Unaudited) For the Three Months Ended March 31,
	2004	2003
Interest income:
Interest and fees on loans	$26,999	$28,328
Interest and dividends on investment securities and cash equivalents	5,511	6,459
Total interest income	32,510	34,787

Interest expense:
Deposits	6,527	7,608
Short-term borrowings	499	589
Notes payable and FHLB advances	1,094	1,201
Junior subordinated debentures	1,288	1,210
Total interest expense	9,408	10,608

Net interest income	23,102	24,179
Provision for loan losses	2,750	2,300
Net interest income after provision for loan losses	20,352	21,879

Noninterest income:
Service charges	2,783	3,148
Trust and investment management fees	1,238	1,063
Other noninterest income	654	324
Total noninterest income	4,675	4,535

Noninterest expense:
Salaries and employee benefits	10,731	10,839
Occupancy of premises	1,807	1,583
Furniture and equipment	1,135	807
Legal fees, net	329	(1,016)
Advertising and public relations	422	1,330
Corporate insurance	622	833
Computer processing	434	498
Other noninterest expense	3,303	3,576
Total noninterest expense	18,783	18,450

Income before income taxes	6,244	7,964
Income taxes	2,108	2,839
Net income	$4,136	$5,125

Preferred dividend requirements	(861)	(861)
Net income applicable to common stockholders	$3,275	$4,264

Basic earnings per common share	$0.35	$0.45
Diluted earnings per common share	0.34	0.45

	Taylor Capital Group, Inc.							Page 1
Summary of Selected Quarterly Financial Data
	Dollars in Thousands
	Unaudited
		Year-to-Date		2004	2003
		March 31,		First	Fourth	Third	Second	First
		2004	2003	Quarter	Quarter	Quarter	Quarter	Quarter
	Condensed Income Data:
	Interest income	$ 32,510	$ 34,787	$ 32,510	$ 32,648	$ 34,576	$ 34,873	$ 34,787
	Interest expense	9,408	10,608	9,408	9,123	9,856	10,567	10,608
	Net interest income	23,102	24,179	23,102	23,525	24,720	24,306	24,179
	Provision for loan losses	2,750	2,300	2,750	2,700	2,700	1,533	2,300
	Net interest income after provision for
	loan losses	20,352	21,879	20,352	20,825	22,020	22,773	21,879
	Noninterest income:
	Service charges	2,783	3,148	2,783	2,924	3,129	3,135	3,148
	Trust and investment mgmt. fees	1,238	1,063	1,238	1,350	1,319	1,120	1,063
	Other	654	324	654	665	142	722	324
	Total noninterest income	4,675	4,535	4,675	4,939	4,590	4,977	4,535
	Noninterest expense:
	Salaries and employee benefits	10,731	10,839	10,731	9,424	10,205	10,598	10,839
	Occupancy, furniture and equipment	2,942	2,390	2,942	2,925	2,807	2,538	2,390
	Lease abandonment charge	-	-	-	3,534	-	-	-
	Legal fees, net	329	(1,016)	329	651	569	739	(1,016)
	Advertising and public relations	422	1,330	422	484	484	752	1,330
	Other	4,359	4,907	4,359	5,527	4,940	4,596	4,907
	Total noninterest expense	18,783	18,450	18,783	22,545	19,005	19,223	18,450
	Income before income taxes	6,244	7,964	6,244	3,219	7,605	8,527	7,964
	Income tax expense	2,108	2,839	2,108	728	2,013	2,988	2,839
	Net income	$ 4,136	$ 5,125	$ 4,136	$ 2,491	$ 5,592	$ 5,539	$ 5,125
	Preferred dividend requirement	(861)	(861)	(861)	(860)	(861)	(861)	(861)
Net income available to common stockholders		$ 3,275	$ 4,264	$ 3,275	$ 1,631	$ 4,731	$ 4,678	$ 4,264

	Per Share Data:
	Net income per common share:
	Basic	$ 0.35	$ 0.45	$ 0.35	$ 0.17	$ 0.50	$ 0.50	$ 0.45
	Diluted	0.34	0.45	0.34	0.17	0.50	0.49	0.45
	Cash dividends per common share	0.06	0.06	0.06	0.06	0.06	0.06	0.06
	Book value per common share	15.10	13.96	15.10	14.57	14.77	14.53	13.96
	Dividend payout ratio	17.65%	13.33%	17.65%	35.29%	12.00%	12.24%	13.33%
	Weighted average shares-basic	9,490,917	9,427,324	9,490,917	9,470,030	9,454,466	9,444,997	9,427,324
	Weighted average shares-diluted	9,623,105	9,456,501	9,623,105	9,595,062	9,545,388	9,511,164	9,456,501
	Shares outstanding-end of period	9,497,789	9,438,769	9,497,789	9,486,724	9,457,811	9,450,006	9,438,769

	Average Balance Sheet Data (1):
	Total assets	$2,635,749	$2,526,200	$2,635,749	$2,557,358	$2,589,018	$2,593,573	$2,526,200
	Investments	541,829	497,169	541,829	494,017	509,420	516,462	497,169
	Cash equivalents	7,262	26,881	7,262	43,424	62,522	39,770	26,881
	Loans	1,970,937	1,877,768	1,970,937	1,904,430	1,898,504	1,913,540	1,877,768
	Total interest-earning assets	2,520,028	2,401,818	2,520,028	2,441,871	2,470,446	2,469,772	2,401,818
	Interest-bearing deposits	1,629,336	1,567,494	1,629,336	1,549,526	1,612,321	1,602,938	1,567,494
	Borrowings	331,149	335,120	331,149	316,284	316,304	365,835	335,120
	Junior Subordinated Debentures	46,400	45,000	46,400	45,000	45,000	45,000	45,000
	Total interest-bearing liabilities	2,006,885	1,947,614	2,006,885	1,910,810	1,973,625	2,013,773	1,947,614
	Noninterest-bearing deposits	408,822	374,213	408,822	430,027	405,001	368,073	374,213
	Total stockholders' equity	178,719	169,520	178,719	177,105	171,442	172,324	169,520

	Performance Ratios (annualized):
	Return on average assets	0.63%	0.81%	0.63%	0.39%	0.86%	0.85%	0.81%
	Return on average equity	9.26%	12.09%	9.26%	5.63%	13.05%	12.86%	12.09%

	Tax Equivalent Net Interest Margin:
	Net interest income as stated	$ 23,102	$ 24,179	$ 23,102	$ 23,525	$ 24,720	$ 24,306	$ 24,179
Add:	Tax equivalent adjust.-investment (2)	279	326	279	304	312	321	326
	Tax equivalent adjust.-loans (2)	44	44	44	50	43	44	44
	Tax equivalent net interest income	$ 23,425	$ 24,549	$ 23,425	$ 23,879	$ 25,075	$ 24,671	$ 24,549
	Net interest margin without tax adjust.	3.68%	4.07%	3.68%	3.83%	3.98%	3.94%	4.07%
	Net interest margin - tax equivalent (2)	3.73%	4.13%	3.73%	3.89%	4.04%	4.00%	4.13%
	Yield on investments without tax adjust.	4.06%	5.13%	4.06%	4.25%	4.45%	4.77%	5.13%
	Yield on investments - tax equivalent (2)	4.26%	5.40%	4.26%	4.50%	4.70%	5.02%	5.40%
	Yield on loans without tax adjust.	5.51%	6.11%	5.51%	5.69%	6.01%	5.99%	6.11%
	Yield on loans - tax equivalent (2)	5.52%	6.12%	5.52%	5.70%	6.02%	6.00%	6.12%
	Yield on earning assets without tax adjust.	5.18%	5.85%	5.18%	5.31%	5.56%	5.66%	5.85%
	Yield on earning assets - tax equivalent (2)	5.23%	5.91%	5.23%	5.37%	5.62%	5.72%	5.91%
	Yield on interest-bearing liabilities	1.88%	2.21%	1.88%	1.89%	1.98%	2.10%	2.21%
	Net interest spread - without tax adjust.	3.30%	3.65%	3.30%	3.42%	3.58%	3.56%	3.65%
	Net interest spread - tax equivalent (2)	3.35%	3.70%	3.35%	3.48%	3.64%	3.62%	3.70%
	Average interest-earning assets to
	average interest-bearing liabilities	125.57%	123.32%	125.57%	127.79%	125.17%	122.64%	123.32%

	Taylor Capital Group, Inc.
Summary of Selected Quarterly Financial Data
	Dollars in Thousands							Page 2
	Unaudited

		Mar. 31,	Mar. 31,		Dec. 31,	Sept. 30,	June 30,
		2004	2003		2003	2003	2003
	Condensed Balance Sheet Data:
	Total assets	$2,717,854	$2,572,181		$2,603,656	$2,595,035	$2,639,566
	Investment securities	577,480	544,527		488,302	498,074	497,166
	Total loans	2,017,716	1,884,744		1,962,008	1,890,783	1,905,862
	Allowance for loan losses	35,225	35,697		34,356	34,502	36,157
	Goodwill	23,354	23,354		23,354	23,354	23,354
	Total deposits	2,082,070	1,954,946		2,013,084	2,025,449	2,046,576
	Short-term borrowings	273,397	255,778		219,108	198,645	226,634
	Notes payable and FHLB advances	95,500	110,500		110,500	110,500	110,500
	Junior Subordinated Debentures	46,400	45,000		45,000	45,000	45,000
	Preferred stock	38,250	38,250		38,250	38,250	38,250
	Common stockholders' equity	143,412	131,722		138,235	139,739	137,267
	Total stockholders' equity	181,662	169,972		176,485	177,989	175,517

	Asset Quality Ratios:
	Nonperforming loans	$ 17,682	$ 15,850		$ 22,784	$ 19,229	$ 17,519
	Nonperforming assets	19,278	16,452		22,948	20,147	19,101
	Allowance for loan losses to total loans	1.75%	1.89%		1.75%	1.82%	1.90%
	Allowance for loan losses to nonperforming
	loans	199.21%	225.22%		150.79%	179.43%	206.39%
	Net charge-offs to average total loans (3)	0.38%	0.14%		0.47%	0.43%	0.18%
	Nonperforming assets to total loans plus
	repossessed property	0.95%	0.87%		1.17%	1.07%	1.00%

Capital Ratios (Taylor Capital Group, Inc.):
	Total stockholders' equity to assets	6.68%	6.61%		6.78%	6.86%	6.65%
	Average stockholders' equity to average
	assets (4)	6.78%	6.71%		6.73%	6.66%	6.68%

	Footnotes:
	(1) Average balances are daily averages.
	(2)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming an effective
	tax rate of 35.0%.
	(3)	Based upon year-to-date annualized net charge-offs.
	(4) Based upon year-to-date averages.